UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 7, 2015 (July 3, 2015)

Travelport Worldwide Limited

(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-36640 (Commission File No.)	98-0505105 (I.R.S. Employer Identification Number)

Axis One, Axis Park Langley, Berkshire, United Kingdom SL3 8AG (Address of principal executive office)

Registrant's telephone number, including area code 44-1753-288-000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On July 7, 2015, we announced that we acquired Mobile Travel Technologies Ltd. (“MTT”), a private company based in Dublin, Ireland that is the leading mobile travel platform and mobile technology provider for airlines and travel companies with an extensive customer base across the global travel industry (the “MTT Acquisition”). MTT will form part of our Beyond Air business. The acquisition is discussed in the press release attached hereto as Exhibit 99.1.

The MTT Acquisition follows our other recent investments as part of our ongoing strategy to redefine travel commerce, with an emphasis on the fast growing digital economy. The purchase price for the MTT Acquisition was €55 million on a cash-free, debt-free basis, which was funded from our cash resources. In connection with the transaction, we granted equity awards totalling €14,400,000 to 28 MTT executives, to be delivered in the first quarter of 2018 in Travelport common shares based on MTT performance targets and other terms and conditions.  Based on yesterday's closing price of our common shares and foreign exchange rate, assuming all of the awards are earned and paid, we would deliver approximately 1,152,086 common shares to MTT executives in 2018. The ultimate number of our common shares that are delivered to MTT executives will, however, be based upon the closing price and foreign exchange rate at the time of such conversion in 2018, as well as MTT performance and the other terms and conditions set forth in the awards.

We expect the MTT Acquisition to be neutral for our financial performance in 2015 and accretive in future years, including earnings per share. In 2014, MTT recorded low double-digit million dollar revenue with good year-over-year growth to date in 2015. We currently expect the impact of MTT to our Adjusted EBITDA in 2015 to be neutral. We currently anticipate continued revenue growth for MTT into 2016 and continued investment in MTT as we help drive MTT’s continued growth.

We define Adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization of property and equipment, net interest expense, provision for (benefit from) income taxes, share of earnings (losses) in equity method investments, gain (loss) on early extinguishment of debt, gain on sale of shares of Orbitz Worldwide, amortization of customer loyalty payments, costs associated with corporate transactions, costs associated with our restructuring efforts, equity-based compensation, certain litigation and related costs, unrealized foreign currency (gains) losses on euro denominated debt and earnings hedges, and other items we believe potentially restrict our ability to assess the results of our underlying business.

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income (loss), as determined under U.S. GAAP.  In addition, Adjusted EBITDA may not be comparable to similarly named measures used by other companies.  The presentation of Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. We have included Adjusted EBITDA as it is a primary metric used by management to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations.  It is also used by our Board of Directors to determine incentive compensation for future periods.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, among other things, statements regarding our future financial performance. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to our ability to implement the integration of MTT into our business. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this Current Report on Form 8-K.

The information in this item, including Exhibit 99.1, is being furnished, not filed. Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by Travelport Worldwide Limited under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated July 7, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT WORLDWIDE LIMITED

By:	/s/ Rochelle Boas
Rochelle Boas
Senior Vice President and Secretary

Date: July 7, 2015

TRAVELPORT WORLDWIDE LIMITED

CURRENT REPORT ON FORM 8-K

Report Dated July 7, 2015 (July 3, 2015)

EXHIBIT INDEX

99.1	Press Release dated July 7, 2015.